Exhibit 10.2

CHAPARRAL ENERGY, INC.
2020 KEY EXECUTIVE INCENTIVE PLAN
AWARD NOTICE

Chaparral Energy, Inc. (the “Company”), pursuant to the Chaparral Energy, Inc. 2020 Key Executive Incentive Plan (as may be amended, the “Incentive Plan”), hereby grants to the Participant named below the eligibility to receive an incentive-based payment in the amount set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth in this Award Notice (this “Notice”) and the Incentive Plan, a copy of which is attached hereto and incorporated herein in its entirety.  Except as otherwise indicated, any capitalized term used but not defined shall have the meaning ascribed to such term in the Incentive Plan.

Participant:
Grant Date:

Award:

Threshold (50% of Target Incentive Payment)	Target Incentive Payment	Maximum (200% of Target Incentive Payment)

Acceptance, Acknowledgment and Receipt

By accepting the Award, the Participant hereby:

•	acknowledges receipt of, and represents that the Participant understands, this Notice and the Incentive Plan; and

•
acknowledges and agrees that this Notice and the Incentive Plan (including any exhibits attached thereto) set forth the entire understanding between the Participant and the Company regarding this Award and supersede all prior oral or written agreements, promises and/or representations on that subject.

CHAPARRAL ENERGY, INC.
By:
Name: Charles Duginski
Title: Chief Executive Officer
AGREED AND ACCEPTED:
PARTICIPANT
By:
    Name: